Exhibit 99.1

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                                CREDIT AGREEMENT

                                   dated as of

                                 August 19, 2005

                                      among


                                  Nelnet, Inc.


                            The Lenders Party Hereto,


                           JPMorgan Chase Bank, N.A.,
                             as Administrative Agent

                                       and

                                 Citibank, N.A.,
                              as Syndication Agent

                           ---------------------------

                        J.P. Morgan Securities Inc., and
                         Citigroup Global Markets, Inc.

                              Joint Lead Arrangers
                              and Joint Bookrunners





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


                                TABLE OF CONTENTS
                            ------------------------

                                                                            PAGE


                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  DEFINED TERMS...................................................2
Section 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS..........................2
Section 1.03.  TERMS GENERALLY.................................................2
Section 1.04.  ACCOUNTING TERMS; GAAP..........................................2

                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  COMMITMENTS.....................................................2
Section 2.02.  LOANS AND BORROWINGS............................................2
Section 2.03.  REQUESTS FOR BORROWINGS.........................................2
Section 2.04.  FUNDING OF BORROWINGS...........................................2
Section 2.05.  INTEREST ELECTIONS..............................................2
Section 2.06.  TERMINATION AND REDUCTION OF COMMITMENTS........................2
Section 2.07.  REPAYMENT OF LOANS; EVIDENCE OF DEBT............................2
Section 2.08.  PREPAYMENT OF LOANS.............................................2
Section 2.09.  FEES............................................................2
Section 2.10.  INTEREST........................................................2
Section 2.11.  ALTERNATE RATE OF INTEREST......................................2
Section 2.12.  INCREASED COSTS.................................................2
Section 2.13.  BREAK FUNDING PAYMENTS..........................................2
Section 2.14.  TAXES...........................................................2
Section 2.15.  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.....2
Section 2.16.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS..................2
Section 2.17.  INCREASED COMMITMENTS; ADDITIONAL LENDERS.......................2

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.01.  ORGANIZATION; POWERS............................................2
Section 3.02.  AUTHORIZATION; ENFORCEABILITY...................................2
Section 3.03.  GOVERNMENTAL APPROVALS; NO CONFLICTS............................2
Section 3.04.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.................2
Section 3.05.  PROPERTIES......................................................2
Section 3.06.  LITIGATION AND ENVIRONMENTAL MATTERS............................2
Section 3.07.  COMPLIANCE WITH LAWS AND AGREEMENTS.............................2
Section 3.08.  INVESTMENT AND HOLDING COMPANY STATUS...........................2
Section 3.09.  TAXES...........................................................2
Section 3.10.  ERISA...........................................................2
Section 3.11.  DISCLOSURE......................................................2

                                    ARTICLE 4
                                   CONDITIONS

Section 4.01.  EFFECTIVE DATE..................................................2
Section 4.02.  EACH BORROWING..................................................2

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

Section 5.01.  FINANCIAL STATEMENTS; RATINGS CHANGE AND OTHER INFORMATION......2
Section 5.02.  NOTICES OF MATERIAL EVENTS......................................2
Section 5.03.  EXISTENCE; CONDUCT OF BUSINESS..................................2
Section 5.04.  PAYMENT OF OBLIGATIONS..........................................2
Section 5.05.  MAINTENANCE OF PROPERTIES; INSURANCE............................2
Section 5.06.  BOOKS AND RECORDS; INSPECTION RIGHTS............................2
Section 5.07.  COMPLIANCE WITH LAWS............................................2
Section 5.08.  USE OF PROCEEDS.................................................2

                                    ARTICLE 6
                               NEGATIVE COVENANTS

Section 6.01. LIENS............................................................2
Section 6.02.  FUNDAMENTAL CHANGES.............................................2
Section 6.03.  MINIMUM CONSOLIDATED NET WORTH..................................2
Section 6.04.  ADJUSTED EBITDA TO CORPORATE DEBT INTEREST......................2
Section 6.05.  SUBSIDIARY INDEBTEDNESS.........................................2
Section 6.06.  NON-FFELP LOANS TO ALL LOANS....................................2

                                    ARTICLE 7
                                EVENTS OF DEFAULT


                                    ARTICLE 8
                            THE ADMINISTRATIVE AGENT

                                    ARTICLE 9
                                  MISCELLANEOUS

Section 9.01.  NOTICES.........................................................2
Section 9.02.  WAIVERS; AMENDMENTS.............................................2
Section 9.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER..............................2
Section 9.04.  SUCCESSORS AND ASSIGNS..........................................2
Section 9.05.  SURVIVAL........................................................2
Section 9.06.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS........................2
Section 9.07.  SEVERABILITY....................................................2
Section 9.08.  RIGHT OF SETOFF.................................................2
Section 9.09.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS......2
Section 9.10.  WAIVER OF JURY TRIAL............................................2
Section 9.11.  HEADINGS........................................................2
Section 9.12.  CONFIDENTIALITY.................................................2
Section 9.13.  USA PATRIOT ACT.................................................2


SCHEDULES:

Commitment Schedule
Pricing Schedule
Schedule 3.06 - Disclosed Matters
Schedule 6.01 - Existing Liens
Schedule 6.04 - Eligible Securities



EXHIBITS:

Exhibit A - Form of Assignment and Assumption
Exhibit B - Form of Opinion of Borrower's Counsel
Exhibit C - Form of Opinion of Davis Polk & Wardwell
Exhibit D - Form of Compliance Certificate

        CREDIT AGREEMENT dated as of August 19, 2005, among NELNET, INC., the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and CITIBANK, N.A., as Syndication Agent

        The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

        "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

        "ADJUSTED EBITDA" means, for any period, an amount equal to Pre-Tax Income for such period, PLUS, (a) without duplication and to the extent deducted in determining Pre-Tax Income for such period, the sum of (i) the amount of Corporate Debt Interest for such period, (ii) all amounts attributable to depreciation and amortization for such period, (iii) the amount of 9.5% excess statutory yield related to loans previously financed with tax-exempt obligations issued prior to October 1, 1993 (if negative) and (iv) the derivatives market value adjustment for such period (if negative), MINUS, (b) without duplication and to the extent added in determining Pre-Tax Income for such period, the sum of (i) the amount of variable-rate floor income during such period, (ii) the amount of 9.5% excess statutory yield related to loans previously financed with tax-exempt obligations issued prior to October 1, 1993 (if positive) and (iii) the derivatives market value adjustment for such period (if positive).

         "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

        "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

        "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

        "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

        "AGREEMENT" means this Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended and in effect from time to time.

        "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

        "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

        "APPROVED FUND" has the meaning assigned to such term in Section 9.04.

        "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

        "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

        "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

        "BORROWER" means Nelnet, Inc., a Nebraska corporation.

        "BORROWING" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

        "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

        "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

        "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Existing Control Persons, of Equity Interests representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, but only if at the time the Existing Control Persons do not beneficially own Equity Interests representing a majority in voting power of all issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or
(c) the acquisition of direct or indirect Control of the Borrower by any Person or group (other than the Existing Control Persons).

        "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $500,000,000.

        "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

        "CONSOLIDATED NET INCOME" means, for any fiscal period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, PLUS to the extent deducted in determining such net income, the derivatives market value adjustment for such period (if negative) and MINUS to the extent added in determining such net income, the derivatives market value adjustment for such period (if positive).

        "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, determined as of such date.

        "CONSOLIDATED SUBSIDIARY" means at any date any entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

        "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

        "CORPORATE DEBT INTEREST" means, for any period, the interest expense of the Borrower on a parent-only basis for such period.

        "CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans at such time.

        "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

        "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

        "DOLLARS" or "$" refers to lawful money of the United States of America.

        "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

        "ELIGIBLE ASSETS" means (i) Eligible Securities and (ii) any other assets which would be properly presented on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as "student loans receivable", "cash and cash equivalents", "accrued interest receivable" or "accounts receivable".

        "ELIGIBLE SECURITIES" means the securities set forth on Schedule 6.04.

        "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

        "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

        "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

        "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

        "EURODOLLAR MARGIN" has the meaning set forth in the Pricing Schedule.

        "EVENT OF DEFAULT" has the meaning assigned to such term in Article 7.

        "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes, duties, levies, imposts, deductions, charges or withholdings imposed on or measured by net income, profits (including taxes in the nature of branch profit taxes) or overall gross receipts and franchise or similar taxes imposed by a jurisdiction under the laws of which such Lender or Administrative Agent (as the case may be) is organized or resident or in which its principal executive office is located or in which applicable lending office is located or with which the Administrative Agent or Lender has any other connection (other than a connection that is deemed to arise solely by reason of BOTH (i) the transactions contemplated by this Agreement and
(ii) the Borrower or a Subsidiary being organized, maintaining an office in, conducting business in, or having a connection with, such jurisdiction) and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.12), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.14, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.14.

        "EXISTING CONTROL PERSONS" means Michael S. Dunlap, Stephen F. Butterfield, the members of their immediate families (parents, siblings, children and spouses) and any trust created for the benefit of any of the foregoing.

        "FACILITY FEE RATE" has the meaning set forth in the Pricing Schedule.

        "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

        "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

        "GAAP" means generally accepted accounting principles in the United States of America.

        "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

        "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

        "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all

Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

        "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

        "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated July 25, 2005 relating to the Borrower and the Transactions.

        "INTERCOMPANY INDEBTEDNESS" means Indebtedness of any Subsidiary to the Borrower or any other Subsidiary.

        "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

        "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

        "INTEREST PERIOD" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

        "LENDERS" means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

        "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

        "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (unless such option, call or similar right is granted in connection with a merger, acquisition, divestiture or similar transaction).

        "LOANS" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

        "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the "PRINCIPAL AMOUNT" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

        "MATURITY DATE" means August 19, 2010.

        "MOODY'S" means Moody's Investors Service, Inc.

        "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "NON-FFELP LOANS" means student loans not originated under the Federal Family Education Loan Program of the U.S. Department of Education.

        "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

        "PARTICIPANT" has the meaning set forth in Section 9.04.

        "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

        "PERMITTED ENCUMBRANCES" means:

        (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

        (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

        (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

        (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

        (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7; and

        (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

PROVIDED that the term "PERMITTED ENCUMBRANCES" shall not include any Lien securing Indebtedness.

        "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "EMPLOYER" as defined in Section 3(5) of ERISA.

        "PRE-TAX INCOME" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries for such period, before income taxes, minority interests and extraordinary items (if any), determined on a consolidated basis for such period.

        "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

        "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

        "REGISTER" has the meaning set forth in Section 9.04.

        "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

        "REQUIRED LENDERS" means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

        "SUBSIDIARY" means any subsidiary of the Borrower.

        "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; PROVIDED that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

        "SYNDICATION AGENT" means Citibank, N.A. in its capacity as Syndication Agent in respect of this Agreement. Nothing herein shall impose on the Syndication Agent in such capacity any duty or liability whatsoever.

        "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

        "TRANSACTIONS" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

        "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

        "UNENCUMBERED ASSETS" means, at any date, (a) the consolidated amount of Eligible Assets of the Borrower and its Consolidated Subsidiaries at such date which are not subject to any Lien (or are subject to release from any Lien thereon within 60 days of request of the Borrower, which release is not subject to any condition that has not been met) less (b) the aggregate principal amount of unsecured Indebtedness of Consolidated Subsidiaries (other than Intercompany Indebtedness) at such date.

        "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan" or a "ABR Borrowing").

        SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

        Section 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE 2
                                   THE CREDITS

        SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Credit Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

        SECTION 2.02. LOANS AND BORROWINGS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

        (b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

        (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; PROVIDED that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

        (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

        SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                (i) the aggregate amount of the requested Borrowing;

                (ii) the date of such Borrowing, which shall be a Business Day;

                (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "INTEREST PERIOD"; and

                (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
        Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

        SECTION 2.04. FUNDING OF BORROWINGS. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

        (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, the applicable Lender (and if such Lender fails to do so, then the Borrower) agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

        SECTION 2.05. INTEREST ELECTIONS. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

        (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

        (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "INTEREST PERIOD".

        If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

        (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

        (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

        SECTION 2.06. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

        (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the sum of the Credit Exposures would exceed the total Commitments.

        (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

        SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

        (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

        (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

        (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

        (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

        SECTION 2.08. PREPAYMENT OF LOANS. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

        (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

        SECTION 2.09. FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Facility Fee Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including August 19, 2005 to but excluding the date on which such Commitment terminates; PROVIDED that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; PROVIDED that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

        (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

        (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

        SECTION 2.10. INTEREST. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

        (b) The Loans comprising each Eurodollar Borrowing shall bear interest, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Eurodollar Margin.

        (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

        (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

        (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

        SECTION 2.11. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

        SECTION 2.12. INCREASED COSTS. If any Change in Law shall:

                (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender (other than a Tax, as to which the provisions of Section
        2.14 apply);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

        (b) If any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on any Lender's capital or on the capital of any Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

        (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

        (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor.

        SECTION 2.13. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

        SECTION 2.14. TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

        (c) The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

        (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

        (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

        (f) If the Administrative Agent or a Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this
Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

        SECTION 2.15. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Sections 2.12, 2.13, 2.14 or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

        (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

        (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

        (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

        (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

        SECTION 2.16. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

        (b) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

        SECTION 2.17. INCREASED COMMITMENTS; ADDITIONAL LENDERS. (a) From time to time subsequent to the Effective Date, the Borrower may, upon at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Commitments to an aggregate amount not to exceed $600,000,000 (the amount of any such increase, the "INCREASED COMMITMENTS"). Each Lender party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing.

        (b) If any Lender party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may, within 10 days of the Lender's response, designate one or more of the existing Lenders or other financial institutions acceptable to the Administrative Agent and the Borrower (which consent of the Administrative Agent shall not be unreasonably withheld) which at the time agree to (i) in the case of any such Person that is an existing Lender, increase its Commitment and (ii) in the case of any other such Person (an "ADDITIONAL LENDER"), become a party to this Agreement as a Lender. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

        (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.17 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement as a Lender and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request.

        (d) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.17 that is not pro rata among all Lenders, (x) within five Domestic Business Days, in the case of any ABR Borrowing then outstanding, and (y) at the end of the then current Interest Period with respect thereto, in the case of any Eurodollar Borrowing then outstanding, the Borrower shall prepay such Borrowing in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 4 the Borrower shall reborrow Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in such proportion.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Lenders that:

        SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

        SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and any promissory note of the Borrower hereunder have been, or will be, in the case of any such promissory note executed and delivered hereafter, duly executed and delivered by the Borrower and constitute, or will constitute, in the case of any such promissory note executed and delivered hereafter, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

        SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2004, reported on by KPMG LLP, independent public accountants, and as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2005, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

        (b) Since December 31, 2004, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

        SECTION 3.05. PROPERTIES. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

        (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, may not reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no investigations, actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, may reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

        (b) Except with respect to any matters that, individually or in the aggregate, may not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

        SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except (i) to the extent, if any, that the Borrower and its Subsidiaries may not be in such compliance in connection with the Disclosed Matters or (ii) where the failure to do so, individually or in the aggregate, may not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

        SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

        SECTION 3.09. TAXES. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so may not reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, may reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.11. DISCLOSURE. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                   ARTICLE 4
                                   CONDITIONS

        SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

        (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

        (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of The Perry Law Firm, counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

        (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

        (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

        (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

        (f) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Davis Polk & Wardwell, substantially in the form of Exhibit C, and covering such other matters relating to the Agreement or the Transactions as the Required Lenders shall reasonably request.

        (g) The Administrative Agent shall have received written evidence satisfactory to the Administrative Agent of the cancellation and payment in full of the Borrower's previous $35,000,000 operating line of credit.

        The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on August 23, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

        SECTION 4.02. EACH BORROWING. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

        (a) The representations and warranties of the Borrower set forth in this Agreement (with the exception, in the case of a Borrowing subsequent to the Effective Date, of the representations and warranties in Sections 3.04(b) and
Section 3.06) shall be true and correct on and as of the date of such Borrowing.

        (b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

        Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE 5
                              AFFIRMATIVE COVENANTS

        Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

        SECTION 5.01. FINANCIAL STATEMENTS; RATINGS CHANGE AND OTHER INFORMATION. The Borrower will furnish to the Administrative Agent and each
Lender:

        (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "GOING CONCERN" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

        (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes;

        (c) concurrently with any delivery of financial statements under clause
(a) or (b) above, (i) the balance sheet of the Borrower as of the date of such financial statements and the related statements of operations, stockholders' equity and cash flows for the fiscal year or portion thereof then ended, setting forth in each case in comparative form the corresponding figures from the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower on a stand alone basis in accordance with GAAP consistently applied, subject to the absence of footnotes and (in the case of such financial statements delivered concurrently with those under clause (b) above) to year-end audit adjustments and (ii) a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit D (x) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (y) setting forth reasonably detailed calculations demonstrating compliance with Sections Section
6.03 to 6.06 and (z) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

        (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

        (e) promptly after Moody's or S&P shall have announced a change in the Borrower's credit rating, written notice of such rating change; and

        (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

        Financial statements and other documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered (i) to the extent such documents are included in materials otherwise filed with the Securities and Exchange Commission, when such filing is available to the Lenders on the EDGAR website or (ii) in any case, on the date on which such documents are posted on the Borrower's behalf on an Internet website to which each Lender and the Administrative Agent has access and the Borrower notifies the Administrative Agent and the Lenders of such posting. If the Borrower provides the financial statements and other documents required to be delivered pursuant to this Section
5.01 electronically pursuant to the preceding sentence, the Borrower will provide printed versions of such financial statements and other documents to any Lender upon such Lender's request.

        SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

        (a) the occurrence of any Default;

        (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, may reasonably be expected to result in a Material Adverse Effect;

        (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, may reasonably be expected to result in a Material Adverse Effect; and

        (d) any other development that results in, or may reasonably be expected to result in, a Material Adverse Effect.

        Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

        SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

        SECTION 5.04. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest may not reasonably be expected to result in a Material Adverse Effect.

        SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

        SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

        SECTION 5.07. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except (i) to the extent, if any, that the Borrower and its Subsidiaries may not be in such compliance in connection with the Disclosed Matters or (ii) where the failure to do so, individually or in the aggregate, may not reasonably be expected to result in a Material Adverse Effect.

        SECTION 5.08. USE OF PROCEEDS. The proceeds of the Loans will be used for general corporate purposes, including without limitation acquisitions and any payments required to be made in connection with the Disclosed Matters. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                                   ARTICLE 6
                               NEGATIVE COVENANTS

        Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

        SECTION 6.01. LIENS. The Borrower will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

        (a) Permitted Encumbrances;

        (b) any Lien on any property or asset of the Borrower existing on the date hereof and set forth in Schedule 6.01; PROVIDED that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and
(ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

        (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Borrower and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

        (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower PROVIDED that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

        (e) Liens not otherwise permitted by the following clauses of this Section securing Indebtedness or other obligations in an aggregate principal or face amount not at any time exceeding $15,000,000.

        For avoidance of doubt, the provisions of this Section 6.01 do not restrict Liens on property or assets of Subsidiaries.

        SECTION 6.02. FUNDAMENTAL CHANGES. (a) The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the Borrower's assets or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation.

        (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto, including other businesses reasonably related to education services.

        SECTION 6.03. MINIMUM CONSOLIDATED NET WORTH. Consolidated Net Worth shall be no less than the sum of (i) $314,000,000, (ii) an amount equal to 50% of Consolidated Net Income for (x) the six month period ending December 31, 2005 and (y) each subsequent fiscal year of the Borrower, in each case, for which such Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any such fiscal period) and (iii) 100% of the amount of any increase in Consolidated Net Worth attributable to the issuance of capital stock of the Borrower subsequent to June 30, 2005.

        SECTION 6.04. ADJUSTED EBITDA TO CORPORATE DEBT INTEREST. The ratio of Adjusted EBITDA to Corporate Debt Interest for each period of four consecutive fiscal quarters shall be (a) not less than 3:1, if the Borrower has Unencumbered Assets of less than $250,000,000 on the last day of such period, or (b) not less than 2.5:1, if the Borrower has Unencumbered Assets at least $250,000,000 on the last day of such period.

        SECTION 6.05. SUBSIDIARY INDEBTEDNESS. The Borrower will not permit any Subsidiary to create, incur, assume or suffer to exist any unsecured Indebtedness, except (i) Intercompany Indebtedness and (ii) other unsecured Indebtedness in the aggregate principal amount at any time outstanding not to exceed $25,000,000.

        SECTION 6.06. NON-FFELP LOANS TO ALL LOANS. The Borrower will not permit the ratio of (a) the aggregate amount of Non-FFELP Loans owned by the Borrower and its Consolidated Subsidiaries to (b) the aggregate amount of all student loans receivable owned by the Borrower and its Consolidated Subsidiaries at any time to equal or exceed 0.10:1.

                                   ARTICLE 7
                                EVENTS OF DEFAULT

        If any of the following events ("EVENTS OF DEFAULT") shall occur:

        (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

        (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

        (c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

        (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower's existence) or in Article 6; PROVIDED that in the case of Section 6.01 or 6.05, such failure shall continue unremedied for a period of 30 days after an executive officer of the Borrower first becomes aware of such failure;

        (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

        (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

        (g) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) is continuing (after any applicable grace period or cure period has expired) so as to enable or permit the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that (x) this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and (y) a Swap Agreement shall be considered to become due prior to its schedule maturity only if it becomes so due upon termination resulting from the Borrower's default thereunder;

        (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

        (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action indicating its consent to, approval of, or acquiescence in any of the foregoing;

        (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

        (k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

        (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, may reasonably be expected to result in a Material Adverse Effect; or

        (m) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (n) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (o) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE 8
                            THE ADMINISTRATIVE AGENT

        Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

        The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

        The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

        The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

        The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

        Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

        Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.01 . NOTICES. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                (i) if to the Borrower, to it at 121 South 13th Street, Suite 201, Lincoln, NE 68508, Attention of Terry J. Heimes (Telecopy No. (402) 458-2399);

                (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, TX 77002-8069, Attention of Missy Barbosa (Telecopy No. (713) 750-2223; Telephone No. (713) 750-3570);

                (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

        (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; PROVIDED that the foregoing shall not apply to service of process pursuant to Section 9.09 or otherwise under applicable law, or to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED that approval of such procedures may be limited to particular notices or communications.

        (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

        SECTION 9.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

        (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "REQUIRED LENDERS" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

        SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

        (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the Indemnitee's bad faith breach of its express contractual obligations under this Agreement or (y) the gross negligence or wilful misconduct of such Indemnitee.

        (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

        (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

        (e) All amounts due under this Section shall be payable promptly after written demand therefor.

        SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                        (A) the Borrower, PROVIDED that no consent of the
                Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

                        (B) the Administrative Agent.

                (ii) Assignments shall be subject to the following additional conditions:

                        (A) except in the case of an assignment to a Lender or
                an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, PROVIDED that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                        (B) each partial assignment shall be made as an
                assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                        (C) the parties to each assignment shall execute and
                deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                        (D) the assignee, if it shall not be a Lender, shall
                deliver to the Administrative Agent an Administrative Questionnaire.

        For the purposes of this Section 9.04(b), the term "APPROVED FUND" has the following meaning:

        "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be party hereto as a Lender with respect to the interest assigned and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement in addition to any rights and obligations theretofore held by it as a Lender hereunder (if any), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that purports to be effective notwithstanding a failure to comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

              (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
        Section 9.02(b) that affects such Participant. Subject to paragraph
        (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.

                (ii) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

        (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

        SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

        SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

        (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

        (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        SECTION 9.12. CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The provisions of this
Section 9.12 are without prejudice to any other confidentiality undertakings the Administrative Agent or any Lender may enter into with the Borrower as to any particular information.

        SECTION 9.13. USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

                                           NELNET, INC.

                                       By:    /s/  Jeffrey R. Noordheok
                                            ------------------------------------
                                            Name:  Jeffrey R. Noordheok
                                            Title: Executive Director

                                         JPMORGAN CHASE BANK, N.A., individually
                                              and as Administrative Agent

                                       By:    /s/   Christine Herrick
                                             -----------------------------------
                                            Name:   Christine Herrick
                                            Titleb: Vice President
                                                    JPMorgan Chase Bank, NA

                                           CITIBANK, N.A., individually and as
                                               Syndication Agent

                                       By:     /s/  Yoko Otani
                                               ---------------------------------
                                             Name:  Yoko Otani
                                             Title: Managing Director

                                           BANK OF AMERICA, N.A.

                                       By:    /s/  Shelly K. Harper
                                              ----------------------------------
                                            Name:  Shelly K. Harper
                                            Title: Senior Vice President

                                           CREDIT SUISSE, CAYMAN ISLANDS BRANCH

                                       By:   /s/    Karl Studer
                                             -----------------------------------
                                             Name:  Karl Studer
                                             Title: Director

                                       By:   /s/    Karim Blasetti
                                             -----------------------------------
                                             Name:  Karim Blasetti
                                             Title: Associate

                                           DEUTSCHE BANK AG NEW YORK BRANCH

                                       By:    /s/  Gayma Z. Shivnarain
                                              ----------------------------------
                                            Name:  Gayma Z. Shivnarain
                                            Title: Director


                                       By:    /s/  Richard Herder
                                              ----------------------------------
                                            Name:  Richard Herder
                                            Title: Managing Director

                                           MORGAN STANLEY BANK

                                       By:     /s/   Daniel Twenge
                                                --------------------------------
                                              Name:  Daniel Twenge
                                              Title: Vice President
                                                     Morgan Stanley Bank

                                           SUNTRUST BANKS, INC.

                                       By:    /s/   Michael A. Green
                                              ----------------------------------
                                            Name:   Michael A. Green
                                            Title:  First Vice President

                                           ABN AMRO BANK N.V.

                                       By:    /s/   Neil R. Stein
                                              ----------------------------------
                                            Name:   Neil R. Stein
                                            Title:  Director


                                       By:    /s/   Michael DeMarco
                                              ----------------------------------
                                            Name:   Michael DeMarco
                                            Title:  Assistant Vice President

                                           BARCLAYS BANK PLC

                                       By:    /s/  Alison A. McGuigan
                                              ----------------------------------
                                            Name:  Alison A. McGuigan
                                            Title: Associate Director

                                           FIFTH THIRD BANK

                                       By:    /s/    Andrew D. Jones
                                              ----------------------------------
                                              Name:  Andrew D. Jones
                                              Title: Corporate Banking Officer

                                           FIRST NATIONAL BANK OF OMAHA

                                       By:    /s/  Josh Tresemer
                                              ----------------------------------
                                            Name:  Josh Tresemer
                                            Title: Correspondent Banking Officer

                                           ROYAL BANK OF CANADA

                                       By:     /s/  Howard Lee
                                               ---------------------------------
                                             Name:  Howard Lee
                                             Title: Authorized Signatory

                                           SOCIETE GENERALE

                                       By:     /s/  Barry Groveman
                                               ---------------------------------
                                             Name:  Barry Groveman
                                             Title: Vice President

                          COMMITMENT SCHEDULE

====================================================== ==================
                     Lender                                Commitment
------------------------------------------------------ ------------------
     JPMorgan Chase Bank N.A.                              $ 60,000,000
------------------------------------------------------ ------------------
     Citibank, N.A.                                          60,000,000
------------------------------------------------------ ------------------
     Bank of America, N.A.                                   47,500,000
------------------------------------------------------ ------------------
     Credit Suisse, Cayman Islands Branch                    47,500,000
------------------------------------------------------ ------------------
     Deutsche Bank AG New York Branch                        47,500,000
------------------------------------------------------ ------------------
     Morgan Stanley Bank                                     47,500,000
------------------------------------------------------ ------------------
     SunTrust Banks, Inc.                                    40,000,000
------------------------------------------------------ ------------------
     ABN AMRO Bank N.V.                                      25,000,000
------------------------------------------------------ ------------------
     Barclays Bank PLC                                       25,000,000
------------------------------------------------------ ------------------
     Fifth Third Bank                                        25,000,000
------------------------------------------------------ ------------------
     First National Bank of Omaha                            25,000,000
------------------------------------------------------ ------------------
     Royal Bank of Canada                                    25,000,000
------------------------------------------------------ ------------------
     Societe Generale                                        25,000,000
------------------------------------------------------ ------------------
     TOTAL                                                 $500,000,000
====================================================== ==================

                                PRICING SCHEDULE

        Each of "FACILITY FEE RATE" and "EURO-DOLLAR MARGIN" means, for any date, the rate set forth below in the row opposite such term and in the column corresponding to the "Status" and "Utilization" that exist on such date:


-------------------------------------------------------------------------------

STATUS                   LEVEL I    LEVEL II   LEVEL III   LEVEL IV    LEVEL V
-------------------------------------------------------------------------------
Facility Fee Rate         .0700%     .0900%      .1100%     .1500%      .2000%
-------------------------------------------------------------------------------
Euro-Dollar Margin
-------------------------------------------------------------------------------
  Utilization < 50%       .2800%     .3100%      .3400%     .4750%      .5500%
-------------------------------------------------------------------------------
  Utilization > 50%       .3800%     .4100%      .4400%     .5750%      .6500%
              -
-------------------------------------------------------------------------------

        For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

        "LEVEL I STATUS" exists at any date if, at such date, the Borrower's credit rating is A- or higher by S&P OR A3 or higher by Moody `s.

        "LEVEL II STATUS" exists at any date if, at such date, (i) the Borrower's credit rating is BBB+ or higher by S&P OR Baa1 or higher by Moody's and (ii) Level I Status does not exist.

        "LEVEL III STATUS" exists at any date if, at such date, (i) the Borrower's credit rating is BBB or higher by S&P OR Baa2 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

        "LEVEL IV STATUS" exists at any date if, at such date, (i) the Borrower's credit rating is BBB- or higher by S&P OR Baa3 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

        "LEVEL V STATUS" exists at any date if, at such date, no other Status exists.

        "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

        "UTILIZATION" means at any date the percentage equivalent of a fraction
(i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the Utilization for each date on or after the date of such termination shall be deemed to be 100%.

        The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. In the case of split ratings from S&P's and Moody's, the rating to be used to determine which Status applies is the higher of the two; PROVIDED that if the split is more than one notch, a rating one notch higher than the lower of the two shall be used.

                                                                   Schedule 3.06



                                DISCLOSED MATTERS



        Investigation by United States Securities and Exchange Commission and audit by United States Department of Education Office of Inspector General (as described further in the Borrower's Form 10Q filed with the US Securities and Exchange Commission for the period ended June 30, 2005 at Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Political/Regulatory Risk" as well as Part II,
Item 1 "Legal Proceedings"), and any findings, orders, judgments or requirements of any Government Authority resulting therefrom or related thereto.

                                                                   Schedule 6.04

                               ELIGIBLE SECURITIES



        "Eligible Securities" are:

        (a) direct obligations of, or obligations on which the timely payment of the principal of and interest on which are unconditionally and fully guaranteed by, the United States of America;

        (b) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 12 months or less with any bank, trust company, national banking association or other depository institution, provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

        (c) interest -bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 24 months or less, but more than 12 months, with any bank, trust company, national banking association or other depository institution, provided that, at the time of deposit or purchase such depository institution has senior debt rated "A" or higher by S&P and "A" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

        (d) interest -bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of more than 24 months with any bank, trust company, national banking association or other depository institution, provided that, at the time of deposit or purchase such depository institution has senior debt rated "AA" or higher by S&P and "AA" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P, "P-1" by Moody's and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

        (e) bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following agencies: Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation; the Export-Import Bank of the United States; the Federal National Mortgage Association; the Farmers Home Administration; Federal Home Loan Banks provided such obligation is rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch; or any agency or instrumentality of the United States of America which shall be established for the purposes of acquiring the obligations of any of the foregoing or otherwise providing financing therefor;

        (f) repurchase agreements and reverse repurchase agreements, other than overnight repurchase agreements and overnight reverse repurchase agreements, with banks which are members of the Federal Deposit Insurance Corporation or firms which are members of the Securities Investors Protection Corporation, in each case whose outstanding, unsecured debt securities are rated "A" or higher by S&P and "A" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

        (g) overnight repurchase agreements and overnight reverse repurchase agreements at least 101% collateralized by securities described in subparagraph
(a) of this definition and with a counterparty that has senior debt rated "A" or higher by S&P and "A" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or a counterparty approved in writing by S&P, Moody's and Fitch, respectively;

        (h) investment agreements or guaranteed investment contracts, which may be entered into by the Borrower and any bank, bank holding company, corporation or any other financial institution, whose outstanding (i) commercial paper is rated "A-1+" by S&P and "F1" or higher by Fitch for agreements or contracts with a maturity of 12 months or less and has the required ratings from Moody's corresponding to the duration of such investment set forth below; (ii) unsecured long-term debt is rated "A" or higher by S&P and "A" or higher by Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch for agreements or contracts with a maturity of 24 months or less, but more than 12 months and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or
(iii) unsecured long-term debt is rated "A" or higher by S&P and "A" or higher by Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1" or higher by Fitch for agreements or contracts with a maturity of more than 24 months and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or, in each case, by an insurance company whose claims-paying ability is so rated;

        (i) "tax exempt bonds" as defined in Section 150(a)(6) of the Code, other than "specified private activity bonds" as defined in Section 57(a)(5)(C) of the Code, that are rated in the highest category by S&P and Fitch for long-term or short-term debt, or shares of a so-called money market or mutual fund rated "AAAm/AAAm-G" or higher by S&P, and "AA/F1+" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, that do not constitute "investment property" within the meaning of Section 148(b)(2) of the Code, provided that the fund has all of its assets invested in obligations of such rating quality;

        (j) commercial paper which is rated in the single highest classification, "A-1+" by S&P and "F1" or higher by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, and which matures not more than 270 days after the date of purchase; and

        (k) investments in a money market fund rated at least "AAAm" or "AAAm-G" by S&P, "Aaa" by Moody's and "AA" or "F1" or higher by Fitch.

Each Eligible Security or the provider of such Eligible Security (other than those described in paragraphs (a), (e) and (k) of this definition) shall have the following Moody's long-term and or short-term ratings corresponding to the duration of such investment:

Maximum Maturity                   Minimum Ratings

One Month                        "A2" or "Prime-1"
Three Months                     "A1" and "Prime-1"
Six Months                       "Aa3" and "Prime-1"
Greater than Six Months          "Aaa" and "Prime-1"

                                                                       EXHIBIT A

                            ASSIGNMENT AND ASSUMPTION

        This Assignment and Assumption (the "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "ASSIGNOR") and [INSERT NAME OF ASSIGNEE] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.      Assignor:                ______________________________

2.      Assignee:                ______________________________ [and
                                 is an Affiliate/Approved Fund of [IDENTIFY
                                 LENDER]\1]

3.      Borrower(s):             Nelnet, Inc. ("NELNET")

\1 Select as applicable.

4.      Administrative Agent:    JPMorgan Chase Bank, N.A.
                                 ("JPMCB") as the administrative agent under the Credit Agreement

5.      Credit Agreement:        The Credit Agreement dated as
                                 of August 19, 2005 among Nelnet, the Lenders parties thereto, JPMCB, as Administrative
                                 Agent, and Citibank, N.A., as Syndication
                                 Agent, as amended and in effect from time to time

6.      Assigned Interest:

   Facility      Aggregate Amount of         Amount of      Percentage Assigned
  Assigned \2    Commitment/Loans for    Commitment/Loans       of Commitment/
                     all Lenders             Assigned              Loans \3
                $                      $                                   %
                $                      $                                   %
                $                      $                                   %

        Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]



-----------------------
        \2 Fill in the appropriate terminology for the Types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., "Eurodollar" or "ABR")

        \3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR


                                           [NAME OF ASSIGNOR]
                                       By:
                                           ------------------------------------
                                             Title:


                                    ASSIGNEE


                                           [NAME OF ASSIGNEE]
                                       By:
                                           ------------------------------------
                                              Title:


Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
    Administrative Agent
By:
      ------------------------------------
      Title:

                                                                         ANNEX 1

        CREDIT AGREEMENT dated as of August 19, 2005 among NELNET, INC., the LENDERS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and CITIBANK,N.A., as Syndication Agent

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

        1. REPRESENTATIONS AND WARRANTIES.

        1.1 ASSIGNOR. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document , (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2. ASSIGNEE. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender , attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        2. PAYMENTS. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

        3. GENERAL PROVISIONS. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                      EXHIBIT B

                       OPINION OF COUNSEL FOR THE BORROWER

                                                                 August 19, 2005



To the Lenders and the Administrative
  Agent Referred to Below
c/o JPMorgan Chase Bank, N.A., as
  Administrative Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

        We have acted as counsel for Nelnet, Inc., a Nebraska corporation (the "BORROWER"), in connection with the Credit Agreement dated as of August 19, 2005 (the "CREDIT Agreement"), among the Borrower, the banks and other financial institutions identified therein as Lenders, and JPMorgan Chase Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

        We have examined originals or copies, certified or otherwise identified to my/our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of the signatures of Persons signing the Credit Agreement, the authority of such Persons signing on behalf of the parties thereto (other than the Borrower) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Borrower).

        Upon the basis of the foregoing, we are of the opinion that:

        1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of Nebraska, (b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

        2. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

        4. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to our knowledge, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Credit Agreement or the Transactions.

        5. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

        We are members of the bar of the State of Nebraska and the foregoing opinion is limited to the laws of the State of Nebraska and the Federal laws of the United States of America. We note that the Credit Agreement is governed by the laws of the State of New York and, for purposes of the opinion expressed in paragraphs 2 and 3 above, we have assumed that the laws of the State of New York do not differ from the laws of Nebraska in any manner that would render such opinion incorrect. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.

                                           Very truly yours,

                                                                       EXHIBIT C

                        OPINION OF DAVIS POLK & WARDWELL

                                                                 August 19, 2005



To the Lenders and the Administrative
  Agent Referred to Below
c/o JPMorgan Chase Bank, N.A., as
  Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

        We have participated in the preparation of the Credit Agreement (the "CREDIT Agreement") dated as of August 19, 2005 among Nelnet, Inc., a Nebraska corporation (the "BORROWER"), the Lenders from time to time parties thereto (the "LENDERS"), JPMorgan Chase Bank, N.A., as Administrative Agent (the "ADMINISTRATIVE AGENT"), and Citibank, N.A., as Syndication Agent, and have acted as special counsel to the Administrative Agent for the purpose of rendering this opinion pursuant to Section 4.01(f) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, (i) we have assumed without independent investigation that the execution, delivery and performance by the Borrower of the Credit Agreement are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action and (ii) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

        This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                                           Very truly yours,

                                                                       EXHIBIT D


                         FORM OF COMPLIANCE CERTIFICATE


JPMorgan Chase Bank, N.A.,
  as Administrative Agent

Attention: ________________

        Re:    Compliance Certificate

Ladies and Gentlemen:

        Reference is made to the Credit Agreement dated as of August 19, 2005 among Nelnet, Inc., (the "BORROWER") and the Lenders and Agents from time to time parties thereto (such agreement, as amended and in effect from time to time, the "AGREEMENT"); capitalized terms used herein without definition shall have the meanings assigned those terms in the Agreement.

        This Certificate is furnished to the Administrative Agent for the benefit of the Lenders pursuant to Section 5.01 of the Agreement.

        The undersigned, ______________________, hereby certifies to the Administrative Agent for the benefit of the Lenders as follows:

    1. Authority. I am the duly elected, qualified and acting __________ of the Borrower.

    2. Fiscal Period. This certificate is for the fiscal period ended ___________ __, 200__ (the "CERTIFICATION DATE").

    3.  Financial Statements.
        (a) The accompanying consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ended on the Certification Date [and for the then elapsed portion of the fiscal year] and the related consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the Certification Date, together in each case with the corresponding figures in comparative form for the previous fiscal year, present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes.

        [(b)] The accompanying statements of operations, stockholders' equity and cash flows for the fiscal quarter ended on the Certification Date [and for the then elapsed portion of the fiscal year] and the related balance sheet of the Borrower as at the Certification Date, together in each case with the corresponding figures in comparative form for the previous fiscal year, present fairly in all material respects the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to [year-end audit adjustments and] the absence of footnotes.

    4. No Default. To my knowledge, no Default has occurred or is continuing as of the date of this certificate, except as set forth below:


    5. Minimum Consolidated Net Worth (Section 6.03).
        (a) Consolidated Net Worth at Certification Date             $__________

        (b) Calculation of Compliance Level

               (i)  Compliance level at preceding Certification Date (from prior
                    Compliance Certificate)                          $__________

               (ii) Increase in Consolidated Net Worth attributable to the issuance of capital stock of the Borrower since the
                    preceding
                    Certification Date                               $__________

             [(iii) 50% of Consolidated Net Income for the fiscal
                    year ended at the Certification Date]            [$________]

               Compliance Level at Certification Date ((i) plus (ii)
                    [plus (iii)])                                    $__________

              [(c)  Calculation of Consolidated Net Income
               Consolidated net income (from income statement)       $__________

               [plus] [minus] Derivatives market value adjustment    $__________

               Consolidated Net Income                               [$________]

    6.  Adjusted EBITDA to Corporate Debt Interest (Section 6.04)

       (a) Unencumbered Assets at Certification Date

        (I) Eligible Assets at Certification Date not subject to any Lien:

                (i)     Eligible Securities                          $__________

                (ii)    Student loans receivable                     $__________

                (iii)   Cash and cash equivalents                    $__________

                (iv)    Accrued interest receivable                  $__________

                (v)     Accounts receivable                          $__________

                (vi)    Total (i) - (v)                              $__________

        (II)    Eligible Assets subject to release from
                 any Lien within 60 days from
                 the Certification Date:

                (i)     Eligible Securities                          $__________

                (ii)    Student loans receivable                     $__________

                (iii)   Cash and cash equivalents                    $__________

                (iv)    Accrued interest receivable                  $__________

                (v)     Accounts receivable                          $__________

                (vi)    Total (i) - (v)                              $__________

         (III)   Unencumbered Assets at Certification Date
                 ((I)(vi) plus (II)(vi))                             $__________

    (b) Calculation of Adjusted EBITDA

           (I)   Pre-Tax Income (consolidated net income
                 before income taxes, minority interests and
                 extraordinary items, if any)                        $__________

           (II)  Additions to the extent deducted in
                 determining Pre-Tax Income:

                         (i)  Corporate Debt Interest                $__________

                        (ii) Depreciation and amortization           $__________

                       (iii) 9.5% excess statutory yield amount
                             (if negative)                           $__________
                       (iv)  Derivatives market value adjustment
                             (if negative)                           $__________

                        (v) Total additions                          $__________

           (III) Deductions from Pre-Tax Income to the extent
                 included therein:                                   $__________

                        (i)  Variable-rate floor income              $__________

                        (ii) 9.5% excess statutory yield amount
                             (if positive)                           $__________
                       (iii) Derivatives market value adjustment
                             (if positive)                           $__________

                        (iv) Total deductions                        $__________

            (IV)  Adjusted EBITDA (I plus II(v) minus III(iv))       $__________

        (c) Calculation of Ratio
               (b)(iv) / (b)(II)(ii) (must be not less
               than 3.0, if (a)(III) above is less than
               $250,000,000, and not less than 2.50 if
               (a)(III) above is $250,000,000 or more)                __________

    7. Subsidiary Indebtedness (Section 6.05) Aggregate principal amount of Indebtedness of Subsidiaries
        (other than Intercompany Indebtedness) outstanding at the Certification Date (must not exceed $25,000,000)
                                                                     $__________

    8.  Non-FFELP Loans To All Loans (Section 6.06)                  $__________

        (a)    Aggregate amount of Non-FFELP Loans owned by the
        Borrower and its Consolidated Subsidiaries at the
        Certification Date                                           $__________

        (b)    Aggregate amount of all student loans receivable owned
        by the Borrower and its Consolidated Subsidiaries at the
        Certification Date                                           $__________

        (c)    (a) / (b) (must not equal or exceed 0.10)              __________

        IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date set forth below.



                                             -----------------------------------
                                           Name:
                                           Title:


Dated: _______________, 200__